Exhibit 3.1

AMENDED AND RESTATED

BYLAWS OF

RIVERBED TECHNOLOGY, INC.

A DELAWARE CORPORATION

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TABLE OF CONTENTS

(Continued)

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ARTICLE I

OFFICES AND RECORDS

Section 1.1 Delaware Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Dover, County of Kent.

Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept at the Corporation’s headquarters in San Francisco, California or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board of Directors.

Section 2.2 Special Meeting. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the Chief Executive Officer or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the person who called the meeting or the Board of Directors. For purposes of these Amended and Restated Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 2.3 Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

Section 2.4 Notice of Meeting. Except as otherwise required by law, written, printed or electronic notice stating the place, day and hour of the meeting and the purposes for which the meeting is called shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the Delaware General Corporation Law), to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Notice given by electronic transmission shall be effective

(A) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (B) if by electronic mail,

when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (C) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (1) the posting or (2) the giving of separate notice of the posting; or (D) if by other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed and (unless the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business for the purposes of taking action on such business. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date or time. No notice of the time and place of adjourned meetings need be given provided such adjournment is for not more than thirty (30) days and no new record date is fixed for the adjourned meeting; provided further that the time or place of the adjourned meeting is announced at the meeting at which the adjournment is taken.

Section 2.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative, or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting.

Section 2.7 Notice of Stockholder Business and Nominations.

A. Advance Notice of Stockholder Business.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.7A. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these

Bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(1) To comply with clause (C) of Section 2.7A above, a stockholder’s notice must set forth all information required under this Section 2.7A and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7A(1). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”).

(2) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 2.7, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(3) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.7A and, if applicable, Section 2.7B. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.7A, and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

B. Advance Notice of Director Nominations at Annual Meetings.

Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.7B shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.7B. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(1) To comply with clause (B) of Section 2.7B above, a nomination to be made by a stockholder must set forth all information required under this Section 2.7B and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time and in accordance with the final three sentences of Section 2.7A(1) above.

(2) To be in proper written form, such stockholder’s notice to the secretary must set forth:

(a) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, (G) a written statement executed by the nominee acknowledging that the nominee, if elected, intends to tender, promptly following the nominee’s election (and any subsequent re-election), an irrevocable resignation effective upon the nominee’s failure to receive the required vote for re-election at the next meeting at which the nominee would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines, and (H) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(b) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses 2 through 5 of Section 2.7A(2) above, and the supplement referenced in the second sentence of Section 2.7A(2) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(3) At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.7B.

(4) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.7B. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

C. Advance Notice of Director Nominations for Special Meetings.

(1) For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.2, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.7B(2) and (3) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.7C and as otherwise prescribed by these Bylaws. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(2) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

D. Other Requirements and Rights.

Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.8 Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) a stockholder has effectively nominated a person for election to the Board of Directors and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date that is ten (10) calendar days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast affirmatively or negatively.

Section 2.9 Inspectors of Elections.

A. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law.

Section 2.10 Conduct of Meetings.

A. The Chief Executive Officer shall preside at all meetings of the stockholders. In the absence of the Chief Executive Officer, the Chairman of the Board shall preside at a meeting of the stockholders. In the absence of the Chief Executive Officer or the Chairman of the Board, the President shall preside at a meeting of the stockholders. In the absence of each of the Chief Executive Officer, the Chairman of the Board and the President, the Secretary shall preside at a meeting of the stockholders. In the anticipated absence of all officers designated to preside over the meetings of stockholders, the Board of Directors may designate an individual to preside over a meeting of the stockholders.

B. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting. The chairman shall have power to adjourn the meeting to another place, if any, date and time.

C. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.11 No Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by the Certificate of Incorporation or by these Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 3.2 Number, Tenure and Classification. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Board of Directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes: Class I, Class II and Class III. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected or until such director’s successor shall have been duly elected and qualified, except as otherwise provided in the Certificate of Incorporation. The Board of Directors is authorized to assign members of the Board already in office to such classes as it may determine at the time the classification of the Board of Directors pursuant to this Bylaw and the Certificate of Incorporation becomes effective.

Section 3.3 Regular Meetings. The Board of Directors may, by resolution, provide the time and place for the holding of regular meetings of the Board of Directors. A notice of each regular meeting shall not be required.

Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5 Action by Unanimous Consent of Directors. The Board of Directors may take action without the necessity of a meeting by unanimous consent of directors. Such consent may be in writing or given by electronic transmission, as such term is defined in the Delaware General Corporation Law.

Section 3.6 Notice. Notice of any special meeting shall be given to each director at his business or residence in writing, or by telegram, facsimile transmission, telephone communication or electronic transmission (provided, with respect to electronic transmission, that the director has consented to receive the form of transmission at the address to which it is directed). If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four (24) hours before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing or by electronic transmission, either before or after such meeting.

Section 3.7 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8 Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.9 Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.10 Committees.

A. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have power or authority in reference to the following matters: (1) approving, adopting or recommending to stockholders any action or matter required by law to be submitted to stockholders for approval or (2) adopting, amending or repealing any bylaw.

B. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

Section 3.11 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IV

OFFICERS

Section 4.1 Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 4.7 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

Section 4.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board.

Section 4.4 Chief Executive Officer. The Chief Executive Officer shall be the general manager of the Corporation, subject to the control of the Board of Directors, and as such shall, subject to Section 2.10 (A) hereof, preside at all meetings of stockholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

Section 4.5 President. The President shall be the chief operating officer of the corporation and shall be subject to the general supervision, direction, and control of the Chief Executive Officer unless the Board of Directors provides otherwise.

Section 4.6 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Chief Executive Officer, the President or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and attest to the same.

Section 4.7 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors the Chairman of the Board, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 4.8 Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

Section 4.9 Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1 Stock Certificates and Transfers.

A. Unless the Board of Directors has determined that some or all of any or all classes or series of stock may be uncertificated shares, the interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. An outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

B. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 6.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 6.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 6.3 Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Section 6.1 and Section 6.2, respectively, shall be contract rights. If a claim under Section 6.1 or Section 6.2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.3 or otherwise shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Amended and Restated Bylaws, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.6 Amendment of Rights. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6.7 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

Section 7.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

Section 7.3 Seal. The corporate seal shall have inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

Section 7.5 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

Section 7.6 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Chief Executive Officer or the Secretary, or by submitting such resignation by electronic transmission (as such term is defined in the Delaware General Corporation Law), and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 7.7 Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.8 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint any attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock and other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be adopted, amended or repealed at any meeting of the Board of Directors or of the stockholders.

CERTIFICATE OF SECRETARY OF

RIVERBED TECHNOLOGY, INC.

The undersigned, Brett Nissenberg, hereby certifies that he is the duly elected and acting Secretary of Riverbed Technology, Inc., a Delaware corporation (the “Corporation”), and that the Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by the Directors on May 23, 2006, as amended on November 27, 2007, December 12, 2008 and February 15, 2011.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 15th day of February, 2011.

/s/ Brett Nissenberg
Brett Nissenberg,
Secretary